EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No.333-64615) and related Prospectus of and "Certain Federal Income Tax Considerations" Asset Investors Corporation for the registration of debt securities, preferred stock, common stock and warrants and to the incorporation by reference therein of our reports (a) dated February 6, 1998, with respect to the consolidated financial statements and schedules of Asset Investors Corporation and (b) dated February 6,1998 with respect to the financial statements of Commercial Assets, Inc., both of which are included in the Asset Investors Corporation Annual Report (Form 10-K) for the year ended December 31,1997, filed with the Securities and Exchange Commission. In addition, we consent to the incorporation by reference of (a) our report dated April 16, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Salem Farms Manufactured Home Community and (b) our report dated April 16, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Mullica Woods Adult Community, both of which are included in Amendment No. 1 to Asset Investors Corporation's Current Report on Form 8-K dated May 13, 1998 filed with the Securities and Exchange Commission; (c) our report dated June 9, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Brentwood West Manufactured Home Community and (d) our report dated June 9, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Serendipity Manufactured Home Community, both of which are included in Amendment No. 1 to Asset Investors Corporation's Current Report on Form 8-K dated July 29, 1998, filed with the Securities and Exchange Commission; and
(e) our report dated September 25, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Gulfstream Harbor Manufactured Home Communities included in Amendment No. 1 to Asset Investors Corporation's Current Report on Form 8-K dated September 28, 1998, filed with the Securities and Exchange Commission.



                                          Ernst & Young LLP


December 31, 1998
Denver, Colorado